                                                                   Exhibit 10.7


                             STOCKHOLDERS AGREEMENT

     THIS AGREEMENT is made as of December 17, 1996 by and among Brim, Inc., an Oregon corporation (the "Company"), Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware limited partnership ("GTCR"), Leeway & Co., a Massachusetts general partnership ("Leeway"), First Union Corporation of Virginia, a Virginia corporation ("First Union"), AmSouth Bancorporation, a Delaware corporation ("AmSouth"), Martin S. Rash ("Rash"), Richard D. Gore ("Gore"), Principal Hospital Company, a Delaware corporation (formerly known as Rural Hospital Corporation) ("Principal") for the limited purpose specified in Section 25 hereof, and the individuals listed on Schedule I hereto (the "Carryover Stockholders"). Rash and Gore are referred to herein collectively as the "Executives" and individually as an "Executive." GTCR, Leeway, First Union, AmSouth, the Executives and the Carryover Stockholders are referred to herein collectively as the "Stockholders" and individually as a "Stockholder." Capitalized terms used but not otherwise defined herein are defined in Section 19 hereof.

     WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's board of directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Stockholder Shares may be transferred.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. Board of Directors.

     (a) From and after the date hereof, each Stockholder shall vote all of his or its Stockholder Shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his or its control (whether in his or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

          (i) the authorized number of directors on the Board shall be established at the number determined by GTCR, provided that such authorized number shall be no fewer than four directors, and shall initially be five directors;

          (ii) the following persons shall be elected to the Board:

               (A) two representatives designated by GTCR (the "GTCR Directors"), who shall initially be Bruce V. Rauner and Joseph P. Nolan;

               (B) one member of the Company's management (the "Executive Director"), who shall be Rash for so long as he remains employed with the Company or its Subsidiaries;

               (C) one representative designated by Leeway (the "Leeway Director") who shall initially be Lawrence M. Unrein;

               (D) for a period of 3 years from the date hereof, or until his earlier resignation, A.E. Brim; and

               (E) if the size of the Board shall be set by GTCR at greater than four directors, and except as otherwise provided in paragraph (D) above, additional representatives shall be chosen jointly by GTCR and Rash (the "Additional Directors"); provided that if GTCR and Rash are unable to agree on the Additional Directors within ten days after the date specified by GTCR for electing the Additional Directors, GTCR, in its sole discretion, shall designate the Additional Directors;

          (iii) the authorized number of directors on the board of directors of each of the Company's Subsidiaries (each a "Sub Board") shall be established at three directors, which directors shall designated by the Board;

          (iv) the removal from the Board (with or without cause) of any GTCR Director, Leeway Director or Executive Director shall be only upon the written request of the Person or Persons originally entitled to designate such director pursuant to subsection 1(a)(ii) above, and the removal from the Board of any Additional Director shall be only upon the written request of GTCR; provided that if any Executive Director ceases to be an employee of the Company and its subsidiaries, he shall be removed as a director promptly after his employment ceases on a date specified by GTCR; and

          (v) in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board or a Sub Board during his term of office, the resulting vacancy on the Board or the Sub Board shall be filled by a representative designated by the Person or Persons originally entitled to designate such director pursuant to subsection 1(a)(ii) above.

     (b) There shall be at least four meetings of the Board during every fiscal year, at least one of which shall be held in each 120-day period during the Company's fiscal year. The Company shall pay all out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Board, any Sub Board and any committee thereof.

     (c) If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 1, the election of a person to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.


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     2. Irrevocable Proxy; Conflicting Agreements.

     (a) In order to secure each Stockholder's obligation to vote all of his or its Stockholder Shares and other voting securities of the Company in accordance with the provisions of Section 1 hereof, each Stockholder hereby appoints Bruce
V. Rauner and, in his absence, Joseph P. Nolan, as his or its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his or its Stockholder Shares and other voting securities of the Company for the election and/or removal of directors and all such other matters as expressly provided for in Section 1. Bruce V. Rauner and, in his absence, Joseph P. Nolan may exercise the irrevocable proxy granted to him hereunder at any time any Stockholder fails to comply with the provisions of this Agreement. The proxies and powers granted by each Stockholder pursuant to this Section 2 are coupled with an interest and are given to secure the performance of each Stockholder's obligations to GTCR under this Agreement. Such proxies and powers will be irrevocable and will survive the death, incompetency and disability of each Stockholder and the respective holders of their Stockholder Shares.

     (b) Each Stockholder represents that he or it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

     3. First Refusal Rights.

     (a) Prior to any sale, transfer, assignment, pledge or other disposal (a "Transfer") of any Stockholder Shares by any of the Carryover Stockholders (other than pursuant to (i) the provisions of Section 4 hereof, (ii) a Public Sale or a Sale of the Company or (iii) a Permitted Transfer; provided that the restrictions contained in this Section 3 shall continue to be applicable to Stockholder Shares after a Permitted Transfer, and the transferees of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement), such Stockholder shall deliver a written notice (the "Sale Notice") to the Company, GTCR and Leeway, disclosing in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the proposed transfer. The Company may elect to purchase all (but not less than all) of the Stockholder Shares to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the transferring Stockholder and GTCR within 30 days after the Sale Notice has been given to the Company. If the Company has not elected to purchase all of the Stockholder Shares to be transferred, GTCR may elect to purchase all (but not less than all) of the Stockholder Shares to be transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to the transferring Stockholder within 45 days after the Sale Notice has been given to GTCR. If neither the Company nor GTCR elect to purchase all of the Stockholder Shares specified in the Sale Notice, the transferring Stockholder may transfer the Stockholder Shares specified in the Sale Notice, subject to the provisions of paragraph 3(b) below, at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 90-day period immediately following the date on which the Sale Notice has been given to the Company and GTCR. Any Stockholder Shares not transferred within such 90-day period will be subject to the provisions of this paragraph 3(a) upon subsequent transfer.


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     (b) In the event neither the Company nor GTCR has elected to purchase all of the Stockholder Shares specified in a Sale Notice delivered pursuant to paragraph 3(a) above, GTCR and Leeway may elect to participate in the contemplated Transfer by delivering written notice to the transferring Stockholder and the Company within 50 days after receipt by GTCR and Leeway of the Sale Notice. If GTCR and Leeway have elected to participate in such sale, the transferring Stockholder, GTCR and Leeway will be entitled to sell in the contemplated sale, at the same price and on the same terms, a number of shares of the Company's Common Stock equal to the product of (i) the quotient determined by dividing the percentage of the Company's Common Stock (on a fully diluted basis) held by GTCR or Leeway, as the case may be, by the aggregate percentage of the Company's Common Stock (on a fully diluted basis) owned by the transferring Stockholder and GTCR or Leeway, as the case may be and (ii) the number of shares of Common Stock to be sold in the contemplated sale. Any purchaser in a sale subject to this paragraph 3(b) will be required to purchase from GTCR and Leeway, at the election of GTCR or Leeway, as the case may be, a portion of the Junior Preferred held by GTCR or Leeway, as the case may be, equal to the greater of the percentage of (x) the Common Stock held by GTCR and/or Leeway, as the case may be, being sold in such transaction and (y) the Junior Preferred being sold by the selling Stockholder in such transaction.

     For example, if:

          (i) the Sale Notice delivered by a Carryover Stockholder contemplated a sale of 100 shares of Common Stock and no Junior Preferred;

          (ii) such Carryover Stockholder was at such time the owner of 120 shares of Common Stock (which was equal to 30% of the Common Stock on a fully diluted basis);

          (iii) GTCR elected to participate and owned 80 shares of Common Stock (which was equal to 20% of the Common Stock on a fully diluted basis) and 250 shares of Junior Preferred; and

          (iv) Leeway elected to participate and owned 40 shares of Common Stock (which was equal to 10% of the Common Stock on a fully diluted basis) and 125 shares of Junior Preferred;

          then

          (A) the Carryover Stockholder would be entitled to sell 50 shares of Common Stock (30% / 60% x 100 shares);

          (B) GTCR would be entitled to sell 33 shares of Common Stock (20% / 60% x 100 shares); and

          (C) Leeway would be entitled to sell 17 shares of Common Stock (10% / 60% of 100 shares).

The Carryover Stockholders will each use their best efforts to obtain the agreement of the prospective transferee(s) to the participation of GTCR and Leeway in the contemplated Transfer and will not transfer any Stockholder Shares to the prospective transferee(s) if such transferee(s) refuses to allow the participation of GTCR or Leeway. The aggregate transaction fees and expenses incurred in connection with any such transfer shall be borne on a pro rata basis by each Person participating in such transfer.

     4. Repurchase Option.

     (a) In the event any Carryover Stockholder who, as of the date hereof, is an employee of the Company or its Subsidiaries ceases to be employed by the Company and its Subsidiaries for any reason (the "Termination"), the Stockholder Shares held by such Carryover Stockholder or his transferees (other than the Company or a transferee who acquired such shares pursuant to a Permitted Transfer) will be subject to repurchase by the Company and GTCR pursuant to the terms and conditions set forth in this Section 4 (the "Repurchase Option").

     (b) In the event of Termination, the purchase price for each Stockholder Share will be the fair market value for such share at the time of such Termination (as determined by the Board in its good faith judgment, taking into consideration future liquidity events which are under active discussion by the Board) (the "Fair Market Value"). During the twelve-month period following the date hereof, the Fair Market Value shall not be set below the purchase price paid by such Carryover Stockholder for such Stockholder Shares. In no event shall the Fair Market Value of the Common Stock be set below the quotient of (x) the difference between (i) the product of (a) five and (b) the consolidated earnings of the Company from continuing operations before interest expense, taxes, depreciation and amortization and (ii) the sum of (A) Indebtedness and
(B) the aggregate liquidation value of preferred stock outstanding plus accrued and unpaid dividends thereon divided by (y) the number of shares of Common Stock outstanding on a fully diluted basis. Such calculation shall be made in accordance with generally accepted accounting principles, consistently applied. The Board shall use its reasonable best efforts to set the fair market value on an annual basis; provided that, such fair market value shall not be deemed conclusive of the fair value at any time or in any other circumstances than on the date so set. In addition, the Board shall determine the Fair Market Value as soon as reasonably practicable following the occurrence of an event of Termination.

     (c) The Board may elect to purchase all or any portion of such Stockholder Shares by delivering written notice (the "Repurchase Notice") to the holder or holders thereof within 90 days after the Termination. The Repurchase Notice will set forth the number of Stockholder Shares to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the Stockholder Shares held by the Carryover Stockholder at the time of delivery of the Repurchase Notice. If the number of Stockholder Shares then held by the Carryover Stockholder is less than the total number of Stockholder Shares which the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of such Stockholder Shares, pro rata according to the number of Stockholder Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

     (d) If for any reason the Company does not elect to purchase all of the Stockholder Shares pursuant to the Repurchase Option, GTCR shall be entitled to exercise the Repurchase Option for the Stockholder Shares the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available

Shares, but in any event within 90 days after the Termination, the Company shall give written notice (the "Option Notice") to GTCR setting forth the number of Available Shares and the purchase price for the Available Shares. GTCR may elect to purchase any or all of the Available Shares by giving written notice to the Company within one month after the Option Notice has been given by the Company. As soon as practicable, and in any event within ten days, after the expiration of the one-month period set forth above, the Company shall notify each holder of such Stockholder Shares as to the number of shares being purchased from such holder by GTCR (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of such Stockholder Shares, the Company shall also deliver written notice to GTCR setting forth the number of shares GTCR is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

     (e) The closing of the purchase of Stockholder Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered. The Company and/or GTCR will pay for the Stockholder Shares to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds in the aggregate amount of the purchase price for such shares. The Company and GTCR will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers' signatures be guaranteed.

     (f) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Stockholder Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Stockholder Shares hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

     5. Sale of the Company.

     (a) If the Board and the holders of a majority of the shares of Common Stock approve a Sale of the Company (an "Approved Sale"), each holder of Stockholder Shares shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation, each holder of Stockholder Shares shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Stockholder Shares shall agree to sell all of his Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions approved by the Board and the holders of a majority of the Stockholder Shares; provided, however, that Leeway, First Union and AmSouth shall not be required to participate in an Approved Sale if such participation would violate any provision of ERISA or in which Leeway's, First Union's or AmSouth's share of any indemnification obligations could reasonably be expected to exceed its share of the net proceeds of such transaction; and further provided, that Leeway shall not be required to participate in an Approved Sale if such participation would require it to make representations other than with respect to its title to the Stockholder Shares it is selling and authority to enter into such transaction, it being understood that notwithstanding any other provision of this Agreement, the right of Leeway to not participate in such a transaction because Leeway would be required to make such representations is not transferrable to any other holder of Leeway Shares. Each holder of Stockholder Shares shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

     (b) The obligations of the holders of Stockholder Shares with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) if any holders of a class of Stockholder Shares are given an option as to the form and amount of consideration to be received, each holder of such class of Stockholder Shares shall be given the same option; and
(ii) each holder of then currently exercisable rights to acquire shares of a class of Stockholder Shares shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Stockholder Shares or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of Stockholder Shares received by holders of such class of Stockholder Shares in connection with the Approved Sale less the exercise price per share of such class of Stockholder Shares of such rights to acquire such class of Stockholder Shares by (2) the number of shares of such class of Stockholder Shares represented by such rights.

     6. Additional GTCR Investments.

     (a) GTCR shall have the right, at its sole discretion, to provide from time to time until the second anniversary of the date of this Agreement up to an aggregate of $3,000,000 (the "Initial GTCR Commitment") in equity financing to the Company. In addition, following the investment of the Initial GTCR Commitment, GTCR shall have the right, at its sole discretion, to provide from time to time until the second anniversary of the date of this Agreement up to an aggregate of $3,006,300 (the "Additional GTCR Commitment") in equity financing to the Company.

     (b) With respect to the Initial GTCR Commitment, GTCR may, from time to time until the second anniversary of the date of this Agreement, at its sole discretion, purchase up to an additional 2,733 shares of Junior Preferred at a price of $1,000 per share and up to an additional 273,300 shares of Common Stock at a price of $1 per share (each as adjusted from time to time as a result of stock dividends, stock splits, recapitalization and similar events), and may, with respect to the Additional GTCR Commitment, from time to time until the second anniversary of the date of this Agreement, at its sole discretion following investment of the Initial GTCR Commitment, purchase up to an additional 4,545 shares of Junior Preferred at a price of $1,000 per share and up to an additional 454,500 shares of Common Stock at a price of $1 per share.

     (c) Each purchase of securities made by GTCR pursuant to this Section 6 shall be made pro rata, with GTCR purchasing 100 shares of Common Stock for each share of Junior Preferred it purchases.

     (d) Upon the purchase from time to time until the second anniversary of the date of this Agreement by GTCR of up to an additional 2,733 shares of Junior Preferred and 273,317 shares of Common Stock with respect to the Initial GTCR Commitment pursuant to this Section 6, each of the Persons listed below shall purchase, and the Company shall sell to each such Person, up to the number of shares of Junior Preferred and Common Stock set forth for such Person below:

                                         Aggregate Maximum Additional
                                                  Purchases
                                   ----------------------------------------
           (A)                           (B)                       (C)

                                      Shares of                 Shares of
       Stockholder                 Junior Preferred            Common Stock
       -----------                 ----------------            ------------
       Leeway                             794                    79,400
       Rash                                64                    43,700
       Gore                               119                    30,300
       First Union                        22.5                    2,250
       AmSouth                            22.5                    2,250

The number of shares of Junior Preferred and Common Stock to be sold by the Company and purchased by a Stockholder pursuant to this Section 6(d) at any time shall equal (i) the number set forth in column (B) (in the case of the Junior Preferred) and (C) (in the case of the Common Stock) for such Stockholder multiplied by (ii) a fraction (A) the numerator of which will be the number of shares of Junior Preferred to be concurrently purchased by GTCR and (B) the denominator of which will be 2,733. All shares of Common Stock purchased by the Executives pursuant to this Section 6 shall constitute "Vesting Shares" under such Executive's Senior Management Agreement.

     (e) Upon the purchase from time to time until the second anniversary of the date of this Agreement by GTCR of up to an additional 4,545 shares of Junior Preferred and 454,500 shares of Common Stock with respect to the Additional GTCR Commitment pursuant to this Section 6, Leeway may from time to time until the second anniversary of the date of this Agreement, at its option, purchase, and the Company shall sell to Leeway, up to the number of shares of Senior Preferred, Junior Preferred, Common Stock and Warrants set forth below:

                        Aggregate Maximum Additional Purchases
      -----------------------------------------------------------------------
         (A)                 (B)                  (C)                 (D)

                                                                  Warrants to
      Shares of           Shares of            Shares of            Purchase
        Senior             Junior               Common               Common
      Preferred           Preferred              Stock               Stock
      ---------           ---------            ---------           ----------
        4,000                909                 90,909              26,138

In the event Leeway has elected to purchase securities pursuant to this Section 6(e), the number of shares of Senior Preferred, Junior Preferred, Common Stock and the number of Warrants to be sold by the Company and purchased by Leeway at any time shall equal (i) the number set forth in column (A) (in the case of Senior Preferred), (B) (in the case of Junior Preferred), (C) (in the case of Common Stock) and (D) (in the case of Warrants) multiplied by (ii) a fraction
(A) the numerator of which will be the number of shares of Junior Preferred to be concurrently purchased by GTCR and

(B) the denominator of which will be 4,545. In the event Leeway elects not to purchase securities pursuant to this Section 6(e), no additional warrants will be issued to Leeway with respect to the additional securities purchased by GTCR pursuant to this Section 6, nor will any adjustment be made in the number of shares of Common Stock issuable with respect to such warrant or the warrant price thereof with respect to the additional securities purchased by GTCR pursuant to this Section 6.

     (f) The Company will deliver to each of the Stockholders purchasing securities pursuant to this Section 6 the certificates representing such securities, and each of such Stockholders will deliver to the Company a cashier's or certified check or a wire transfer of funds in the aggregate amount of the sum of (i) $1,000 multiplied by the number of shares of Senior Preferred purchased by such Stockholder, plus (ii) $1,000 multiplied by the number of shares of Junior Preferred purchased by such Stockholder, plus (iii) $1 multiplied by the number of shares of Common Stock purchased by such Stockholder.

     (g) At the time of any purchase of equity securities by a Stockholder pursuant to this Section 6, such Stockholder shall be entitled to receive, and the Company shall be obligated to deliver, satisfactory representations and warranties similar to those contained in Section 5 of the Purchase Agreement, dated as of February 1, 1996, between GTCR and Principal Hospital Company (the "Original GTCR Purchase Agreement"), as modified to reflect changes occurring in the ordinary course of business, and all other information and documentation as such Stockholder may reasonably request.

     (h) As an inducement to the Company to issue securities to the Executives, and as a condition thereto, each Executive acknowledges that:

          (i) neither the issuance of securities pursuant to this Section 6 to Executive nor any provision contained in this Agreement shall entitle Executive to remain in the employment of the Company or any of its Subsidiaries, or affect the right of the Company to terminate Executive's employment at any time for any reason; and

          (ii) the Company shall have no duty or obligation to disclose to Executive, and Executive shall have no right to be advised of, any material information regarding the Company and its Subsidiaries at any time prior to, upon or in connection with the repurchase of Stockholder Shares upon the termination of Executive's employment with the Company and its Subsidiaries or as otherwise provided in this Agreement or Executive's Senior Management Agreement, of even date herewith, between Executive and the Company.

     7. Preemptive Rights.

     (a) Except for issuances of Stock or options (i) to the Executives pursuant to the Senior Management Agreements, (ii) in connection with the Merger, (iii) pursuant to a Public Offering, (iv) pursuant to the Investment Agreement or any Investment Agreement Counterpart, (v) pursuant to Section 6 of this Agreement,
(vi) pursuant to the Option Plan or (vii) to Leeway pursuant to the Leeway Securities Purchase Agreement or the Leeway Warrant, if the Company authorizes the issuance or sale of any shares of Stock or any securities containing options or rights to acquire any shares of Stock (other than as a dividend on the outstanding Stock), the Company shall first offer to sell to GTCR, Leeway and each Major Carryover Stockholder, a portion of such stock or securities equal to the percentage of the Company's underlying common equity (calculated on a fully diluted basis) held by such holder. Each such holder shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons; provided that if all Persons entitled to purchase or receive such stock or securities are required to also purchase other securities of the Company, the holders of Stockholder Shares exercising their rights pursuant to this Section shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase.

     (b) In order to exercise its purchase rights hereunder, a holder of Stockholder Shares must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to GTCR, Leeway and the Major Carryover Stockholders is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the other holders purchasing their full allotment upon the terms set forth in this Section, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

     (c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which GTCR, Leeway and the Major Carryover Stockholders have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to GTCR, Leeway and the Major Carryover Stockholders pursuant to the terms of this Section.

     (d) Nothing contained in this Section shall be deemed to amend, modify or limit in any way the restrictions on the issuance of shares of Stock set forth in Section 11 hereof or elsewhere in this Agreement or in any other agreement to which the Company is bound.

     8. Participation Rights Applicable to Transfers by GTCR. At least 30 days prior to any transfer of Stockholder Shares owned by GTCR (other than pursuant to a Sale of the Company) (a "GTCR Transfer"), GTCR shall deliver a written notice (the "GTCR Sale Notice") to the Company and Leeway specifying in reasonable detail the identity of the prospective transferee(s), the number of Stockholder Shares to be transferred and the terms and conditions of the GTCR Transfer. Leeway may elect to participate in the contemplated GTCR Transfer at the same price per share and on the same terms by delivering written notice to GTCR within 30 days after delivery of the GTCR Sale Notice. If Leeway has elected to participate in such GTCR Transfer, GTCR and such holder shall be entitled to sell in the contemplated GTCR Transfer, at the same price and on the same terms, a number of Stockholder Shares equal to the product of (i) the quotient determined by dividing the percentage of Stockholder Shares owned by such Person by the aggregate percentage of Stockholder Shares owned by GTCR and such holder participating in such sale and (ii) the number of Stockholder Shares to be sold in the contemplated GTCR Transfer.

         For example, if the GTCR Sale Notice contemplated a sale of 100 Stockholder Shares by GTCR, and if GTCR owns 30% of all Stockholder Shares and if Leeway elects to participate and owns 20% of all Stockholder Shares, GTCR would be entitled to sell 60 shares (30 /

         50% x 100 shares) and Leeway would be entitled to sell 40 shares (20% / 50% x 100 shares).

GTCR will use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of Leeway in the contemplated GTCR Transfer and will not transfer any Stockholder Shares to the prospective transferee(s) if such transferee(s) refuses to allow the participation of Leeway. The aggregate transaction fees and expenses incurred in connection with any such transfer shall be borne on a pro rata basis by each Person participating in such transfer.

     9. Financial Statements and Other Information. The Company shall deliver to each of GTCR, First Union, AmSouth and Leeway (so long as such Person holds any Stock) and to each holder of at least 25% of the outstanding Senior Preferred, each holder of at least 25% of the outstanding Junior Preferred and each holder of at least 25% of the outstanding Common Stock:

     (a) as soon as available but in any event within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, all prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

     (b) accompanying the financial statements referred to in subsection (a), an Officer's Certificate stating that neither the Company nor any of its Subsidiaries is in default under any of its material agreements or, if any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

     (c) within 120 days after the end of the 1996 fiscal year, and 100 days after the end of each fiscal year thereafter, consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent "Big Six" accounting firm and (b) a copy of such firm's annual management letter to the Board;

     (d) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

     (e) within sixty days after the end of the 1996 fiscal year, and 30 days after the end of each fiscal year thereafter, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year displaying anticipated statements of income and cash flows, and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

     (f) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which it or any of its Subsidiaries is a party, or any other event or circumstance affecting the Company or any Subsidiary which is reasonably likely to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any material dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto; and

     (g) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 9 may reasonably request.

Each of the financial statements referred to in subsection (a) and (c) shall present fairly in all material respects the financial condition and results of operations of the entities covered thereby as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

     10. Inspection of Property. The Company shall permit any representatives designated by any of GTCR, First Union, AmSouth or Leeway (so long as such Person holds at least 10% of the Stockholder Shares owned by such Person on the date hereof or issued to such Person with respect to Stockholder Shares so owned) or by any holder of at least 25% of the outstanding Senior Preferred or any holder of at least 25% of the outstanding Junior Preferred or any holder of at least 25% of the outstanding Common Stock upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries; provided that the Company shall have the right to have its chief financial officer present at any meetings with the Company's independent accountants. Each person entitled to receive information regarding the Company and its subsidiaries under Section 9 or this Section 10 shall use his or its best efforts to maintain the confidentiality of all such information to the extent such information is not generally available to the public.

     11. Restrictions. The Company shall not, without the prior written consent of the holders of a majority of the outstanding GTCR Preferred (or, in the event no GTCR Preferred is outstanding, without the prior written consent of the holders of a majority of the outstanding GTCR Common):

     (a) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities, other than payments of dividends on, or redemption payments in respect of, the Junior Preferred or the Senior Preferred pursuant to the Certificate of Incorporation;

     (b) except pursuant to this Agreement, the Senior Management Agreements, the Articles, the Leeway Securities Purchase Agreement or the Leeway Warrant, directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities);

     (c) except in connection with the Merger, merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a wholly owned Subsidiary);

     (d) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, substantially all of the assets of the Company and its Subsidiaries (on a consolidated basis);

     (e) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

     (f) acquire, or permit any Subsidiary to acquire, any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise) or enter into any joint venture other than (i) acquisitions and joint ventures which require a commitment of capital and an assumption of liabilities aggregating less than $1,000,000 and (ii) joint ventures with physicians not constituting an acquisition of a practice and requiring a commitment of capital and an assumption of liabilities aggregating less than $1,000,000;

     (g) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the ownership and operation of hospitals and other related businesses (including but not limited to the provision of management services to physicians);

     (h) enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary's officers, directors, employees or Affiliates or with any individual related by blood, marriage or adoption to any such Person (a "Relative") or with any entity in which any such Person or individual owns a beneficial interest (a "Related Entity"), except for normal employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement, the Senior Management Agreements and the Professional Services Agreement; provided that in no event shall any Relative or Related Entity be employed by, render services to or receive compensation from the Company or any Subsidiary;

     (i) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Indebtedness exceeding the amounts approved therefor by the Board in the annual budget (other than Indebtedness incurred pursuant to or otherwise permitted by the Credit Agreement); or

     (j) make any amendment to the Company's certificate of incorporation, or the Company's Bylaws which could adversely affect the rights of the holders of the GTCR Preferred or the Leeway Preferred.

     12. Affirmative Covenants. The Company shall, and shall cause each Subsidiary to comply with the following covenants for so long as GTCR holds at least 10% of the GTCR Shares (unless it has received the prior written consent of the holders of a majority of the outstanding GTCR Shares):

     (a) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and pay and discharge when payable all taxes, assessments and governmental charges (except to the extent the same are being contested in good faith and adequate reserves therefor have been established); and

     (b) enter into and maintain nondisclosure and noncompete agreements with its key employees in form and substance satisfactory to GTCR.

     13. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Stockholder Shares may reasonably request, all to the extent required to enable such holders to sell Stockholder Shares pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Stockholder Shares a written statement as to whether it has complied with such requirements.

     14. Amendment of Other Agreements. The Company shall not amend, modify or waive any provision of any of the Senior Management Agreements or the Leeway Securities Purchase Agreement without the prior written consent of the holders of a majority of each of the GTCR Preferred and GTCR Common, and the Company shall enforce the provisions of the Senior Management Agreements or the Leeway Securities Purchase Agreement and shall exercise all of its rights and remedies thereunder (including, without limitation, any repurchase options and first refusal rights) unless it is otherwise directed by the holders of a majority of each of the GTCR Preferred and GTCR Common.

     15. Public Disclosures. The Company shall not, nor shall it permit any Subsidiary to, disclose the name or identity as an investor in the Company of any of GTCR, First Union, AmSouth or Leeway in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of each party to be so named unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to each party to be so named describing in reasonable detail the proposed content of such disclosure and shall permit each party to be so named to review and comment upon the form and substance of such disclosure.

     16. Unrelated Business Taxable Income. The Company shall not engage in any transaction which is reasonably likely to cause GTCR or its limited partners which are exempt from income taxation under Section 501(a) of the IRC and, if applicable, any pension plan that any such limited partner may be a part of, to recognize unrelated business taxable income as defined in Section 512 and
Section 514 of the IRC.

     17. Hart-Scott-Rodino Compliance. In connection with any transaction in which the Company is involved which is required to be reported under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time (the "HSR Act"), the Company shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice which may be required to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with the transactions contemplated thereby. The Company shall take all reasonable actions and shall file and use reasonable best efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of the subject transaction.

     18. Securities Law Restrictions on Transfer of Stockholder Shares.

     (a) General Provisions. Stockholder Shares are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available and (iii) subject to the conditions specified in Section 18(b) below, any other legally available means of transfer.

     (b) Opinion Delivery. In connection with the transfer of any Stockholder Shares (other than a transfer described in clauses (i) or (ii) of Section 18(a) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis, Ropes & Gray or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Stockholder Shares may be effected without registration of such Stockholder Shares under the Securities Act. In addition, if the holder of the Stockholder Shares delivers to the Company an opinion of Kirkland & Ellis, Ropes & Gray or such other counsel that no subsequent transfer of such Stockholder Shares shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Stockholder Shares which do not bear the Securities Act portion of the legend set forth in Section 18(d). If the Company is not required to deliver new certificates for such Stockholder Shares not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section.

     (c) Rule 144A. Upon the request of any Stockholder, the Company shall promptly supply to such Person or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

     (d) Legend. Each certificate or instrument representing Stockholder Shares shall be imprinted with a legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON DECEMBER 17, 1996, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 17, 1996, AND AS AMENDED AND MODIFIED FROM TIME TO TIME, BETWEEN THE ISSUER (THE "COMPANY") AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH STOCKHOLDERS AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

     19. Definitions.

     "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise, and if such Person is a partnership, "Affiliate" shall also mean each general partner and limited partner of such Person.

     "Articles" means the Company's Articles of Incorporation, as from time to time amended or modified, including any Certificates of Designation, whether filed in such form or as an amendment to the Articles of Incorporation.

     "Common Stock" means the Company's Common Stock, no par value.

     "Credit Agreement" means the Credit Agreement dated as of the date hereof among the Company, First Union National Bank of North Carolina and the lenders party thereto, as amended, modified and supplemented from time to time.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Family Group" of an individual means such individual's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such individual and/or such individual's spouse and/or descendants.

     "GTCR Common" means any and all Common Stock constituting GTCR Shares.

     "GTCR Preferred" means any and all Junior Preferred constituting GTCR
Shares.

     "GTCR Shares" means (i) any capital stock of the Company purchased or otherwise acquired by GTCR, (ii) any warrants, options or other rights to subscribe for or to acquire, directly or indirectly, any capital stock of the Company, purchased or otherwise acquired by GTCR, whether or not then exercisable or convertible, and (iii) any stock or other securities which are convertible into or exchangeable for, directly or indirectly, any capital stock of the Company, purchased or otherwise acquired by GTCR, whether or not then convertible or exchangeable, (iv) any securities or rights issued or issuable directly or indirectly with respect to the securities and rights referred to in clauses (i), (ii) and (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular GTCR Shares, such shares shall cease to be GTCR Shares when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force). References to a majority of the GTCR Shares or a certain percentage of the GTCR Shares shall be calculated with all holders of GTCR Shares voting as a single class, with each share of Junior Preferred and Common Stock which is a GTCR Share being entitled to a number of votes equal to its pro rata portion of the aggregate number of votes allocable to its class.

     "Indebtedness" means all indebtedness for borrowed money (including purchase money obligations) maturing one year or more from the date of creation or incurrence thereof or renewable or extendible at the option of the debtor to a date one year or more from the date of creation or incurrence thereof, all indebtedness under revolving credit arrangements extending over a year or more, all capitalized lease obligations and all guarantees of any of the foregoing.

     "Investment Agreement" means the Investment Agreement, dated as of November 21, 1996, among the Company, Principal Hospital Company and GTCR, as amended, modified and supplemented from time to time.

     "Investment Agreement Counterpart" means any counterpart to the Investment Agreement whereby the Person executing such counterpart agrees to be bound by the terms thereof and to purchase certain securities of Brim as a "designee" of GTCR.

     "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

     "Junior Preferred" means the Company's Series B Junior Preferred Stock, no par value.

     "Leeway Preferred" means any and all Junior Preferred and Senior Preferred constituting Leeway Shares.

     "Leeway Securities Purchase Agreement" means the Securities Purchase Agreement of even date herewith between Leeway and the Company.

     "Leeway Shares" means (i) any capital stock of the Company purchased or otherwise acquired by Leeway, (ii) any warrants, options or other rights to subscribe for or to acquire, directly or indirectly, any capital stock of the Company, purchased or otherwise acquired by Leeway, whether or not then exercisable or convertible, and (iii) any stock or other securities which are convertible into or exchangeable for, directly or indirectly, any capital stock of the Company, purchased or otherwise acquired by Leeway, whether or not then convertible or exchangeable, (iv) any securities or rights issued or issuable directly or indirectly with respect to the securities and rights referred to in clauses (i), (ii) and (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Leeway Shares, such shares shall cease to be Leeway Shares when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force). References to a majority of the Leeway Shares or a certain percentage of the Leeway Shares shall be calculated with all holders of Leeway Shares voting as a single class, with each share of Junior Preferred and Common Stock which is a Leeway Share being entitled to a number of votes equal to its pro rata portion of the aggregate number of votes allocable to its class.

     "Leeway Warrant" means the Warrant of even date herewith issued by the Company to Leeway and any Warrant issued to Leeway pursuant to Section 6 hereof.

     "Major Carryover Stockholders" means Brim Capital Corporation, CTK Capital Corporation, SSS Capital Corporation, John Miller and Steve Taylor.

     "Merger" means the merger of Principal Merger Company, a Delaware corporation and wholly owned subsidiary of the Company, with and into Principal Hospital Company, a Delaware corporation.

     "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer, stating that the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate.

     "Option Plan" means an employee stock option plan to be adopted by the Company, as such plan may be amended, which shall provide for the issuance of options (to Persons other than Rash and Gore) to purchase not more than 5% of the outstanding Common Stock of the Company on a fully diluted basis after giving effect to the closing of the transactions contained in the Investment Agreement and Section 6 of this Agreement.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Permitted Transfer" means a Transfer (i) in the case of a Stockholder who is an individual, pursuant to applicable laws of descent and distribution, or among such individual's Family Group, and (ii) in the case of a Stockholder which is an entity, among such entity's Affiliates.

     "Principal Stockholders Agreement" means the Stockholders Agreement, dated as of February 1, 1996, as amended by Amendment No. 1 to Stockholders Agreement, dated as of November 12, 1996 by and between Principal, GTCR, the Executives, First Union and AmSouth.

     "Professional Services Agreement" means the Professional Services Agreement dated as of the date hereof between the Company and Golder, Thoma, Cressey, Rauner, Inc., as amended, modified and supplemented from time to time.

     "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

     "Sale of the Company" means any transaction or series of transactions pursuant to which any Person(s) other than GTCR or an Affiliate of GTCR in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Senior Management Agreements" means, collectively, the Senior Management Agreements dated as of the date hereof between the Company and each of Rash and Gore, as each may be amended, modified and supplemented from time to time.

     "Senior Preferred" means the Company's Series A Senior Preferred Stock, no par value.

     "Stock" means, collectively, the Junior Preferred, the Senior Preferred and the Common Stock.

     "Stockholder Shares" means (i) any capital stock of the Company purchased or otherwise acquired by any Stockholder, (ii) any warrants, options or other rights to subscribe for or to acquire, directly or indirectly, any capital stock of the Company, purchased or otherwise acquired by any Stockholder, whether or not then exercisable or convertible, and (iii) any stock or other securities which are convertible into or exchangeable for, directly or indirectly, any capital stock of the Company, purchased or otherwise acquired by any Stockholder, whether or not then convertible or exchangeable, (iv) any securities or rights issued or issuable directly or indirectly with respect to the securities and rights referred to in clauses (i), (ii) and (iii) above by way of stock dividend or stock split, in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or in connection with the exercise or conversion of any warrant. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or
(b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force). References to a majority of the Stockholder Shares or a certain percentage of the Stockholder Shares shall be calculated with all holders of Stockholder Shares voting as a single class, with each share of Junior Preferred, Senior Preferred and Common Stock which is a Stockholder Share being entitled to a number of votes equal to its pro rata portion of the aggregate number of votes allocable to its class.

     "Subsidiary" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

     "Warrant" means any of the warrants to purchase Common Stock issued by the Company to Leeway pursuant to Section 6 of this Agreement, each having terms and conditions identical to the Leeway Warrants.

     20. Transfers; Transfers in Violation of Agreement. Prior to transferring any Stockholder Shares to any Person, the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement. Any transfer or attempted transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

     21. Additional Stockholders. In connection with the issuance of any additional equity securities of the Company to any Person, the Company may permit such Person to become a party to this Agreement and succeed to all of the rights and obligations of a "Stockholder" under this Agreement by obtaining an executed counterpart signature page to this Agreement, and, upon such execution, such Person shall for all purposes be a "Stockholder" party to this Agreement.

     22. Holdback Agreement. Each holder of Stockholder Shares shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of an initial Public Offering, unless the underwriters managing such initial Public Offering otherwise agree.

     23. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the holders of at least 90% of the Stockholder Shares; provided that no modification, amendment or waiver (i) of any provision of this Agreement which contains rights which are unique to a single Stockholder or a group of Stockholders or (ii) which has a pro rata effect on any class of Stock which is different than the pro rata effect on all other classes of Stock, shall be effective against such Stockholder or group of Stockholders unless such modification, amendment or waiver is approved in writing by such Stockholder or group of Stockholders holding such Stock, as the case may be. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     24. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     25. Termination of Principal Stockholders Agreement. The Principal Stockholders Agreement will be terminated automatically upon the effectiveness of this Agreement, and from and after such time, shall be of no further force or effect.

     26. Adjustment of Numbers. All numbers set forth herein which refer to share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the subject class of stock.

     27. Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     28. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares. In addition, the rights and obligations of GTCR under this Agreement and the agreements contemplated hereby may be assigned by GTCR at any time, in whole or in part, to any investment fund managed by Golder, Thoma, Cressey, Rauner, Inc., or any successor thereto. The rights and obligations of GTCR and Leeway under this Agreement and the agreements contemplated hereby shall inure to the benefit of and be enforceable by the transferees of each of GTCR and Leeway.

     29. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     30. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     31. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

                                Brim, Inc.
                                5123 Paddock Village Court, Suite A12
                                Brentwood, TN 37027
                                Attention: Martin S. Rash

                                with a copy to:

                                Kirkland & Ellis
                                200 East Randolph Drive
                                Chicago, Illinois  60601
                                Attention:  Kevin R. Evanich, P.C.

     32. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     33. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     34. Gender. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form.


                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                                   BRIM, INC.

                                   By:   /s/ Martin S. Rash
                                         -------------------------------------
                                   Its:  Chief Executive Officer

                                   GOLDER, THOMA, CRESSEY, RAUNER
                                     FUND IV, L.P.

                                   By:   GTCR IV, L.P., its General Partner

                                   By:   Golder, Thoma, Cressey, Rauner, Inc.,
                                   Its:  General Partner

                                   By:   /s/ Bruce V. Rauner
                                         -------------------------------------
                                   Its:  Principal

                                   LEEWAY & CO.

                                   By    State Street Bank & Trust Company
                                   Its   Partner

                                   By    /s/ Edward J. Lavin Jr.
                                         -------------------------------------
                                   Its   Vice President

                                   FIRST UNION CORPORATION OF VIRGINIA

                                   By    /s/ Joseph H. Towell
                                         -------------------------------------
                                   Its   Senior Vice President

                                   AMSOUTH BANCORPORATION

                                   By    /s/ Sloan D. Gibson
                                         -------------------------------------
                                   Its   Executive Vice President

                                   PRINCIPAL HOSPITAL COMPANY

                                   By    /s/ Martin S. Rash
                                         -------------------------------------
                                   Its   Chief Executive Officer

                                   BRIM CAPITAL CORPORATION

                                   By    /s/ A. E. Brim
                                         -------------------------------------
                                   Its   President

                                   SSS CAPITAL CORPORATION

                                   By    /s/ K. David McAllister
                                         -------------------------------------
                                   Its   President


                                   CTK CAPITAL CORPORATION

                                   By    /s/ James M. Williams
                                         -------------------------------------
                                   Its   President


                                   /s/ Martin S. Rash
                                   -------------------------------------------
                                   Martin S. Rash

                                   /s/ Richard D. Gore
                                   -------------------------------------------
                                   Richard D. Gore

                                   /s/ Michael Barry
                                   -------------------------------------------
                                   Michael Barry

                                   /s/ Steve Taylor
                                   -------------------------------------------
                                   Steve Taylor

                                   /s/ John Miller
                                   -------------------------------------------
                                   John Miller

                                   /s/ Kathleen Sego
                                   -------------------------------------------
                                   Kathleen Sego

                                   /s/ James McKinney
                                   -------------------------------------------
                                   James McKinney

                                   /s/ Gary Edwards
                                   -------------------------------------------
                                   Gary Edwards

                                   /s/ David Woodland
                                   -------------------------------------------
                                   David Woodland

                                   /s/ Christine Craft
                                   -------------------------------------------
                                   Christine Craft

                                                                     SCHEDULE I

                             CARRYOVER STOCKHOLDERS

Michael Barry
c/o Brim, Inc.
305 NE 102nd Avenue
Portland, Oregon  97020

Brim Capital Corporation
c/o Brim, Inc.
305 NE 102nd Avenue
Portland, Oregon  97020

Christine Craft
c/o Brim, Inc.
305 NE 102nd Avenue
Portland, Oregon  97020

CTK Capital Corporation
c/o Brim, Inc.
305 NE 102nd Avenue
Portland, Oregon  97020

Gary Edwards
c/o Brim, Inc.
305 NE 102nd Avenue
Portland, Oregon  97020

James McKinney
c/o Brim, Inc.
305 NE 102nd Avenue
Portland, Oregon  97020

John Miller
c/o Brim, Inc.
305 NE 102nd Avenue
Portland, Oregon  97020

Kathleen Sego
c/o Brim, Inc.
305 NE 102nd Avenue
Portland, Oregon  97020

SSS Capital Corporation
c/o Brim, Inc.
305 NE 102nd Avenue
Portland, Oregon  97020

Steve Taylor
c/o Brim, Inc.
305 NE 102nd Avenue
Portland, Oregon  97020

David Woodland
c/o Brim, Inc.
305 NE 102nd Avenue
Portland, Oregon  97020